SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	February 2, 2004

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(408) 235-5500

Item 9. Regulation FD Disclosure.

     On February 2, 2004, Terayon Communication Systems, Inc. (Company) issued a press release announcing that FOX Broadcasting Company has chosen the new Terayon BP 5100 broadcast platform to power its HD broadcast delivery system. Terayon is working in concert with Thomson Broadcast & Media Solutions in this effort.

Item 7. Exhibits.

99.1	Press Release, dated as of February 2, 2004, entitled Terayon Broadcast Platform Powers FOX Broadcasting Company’s High Definition Distribution System at Affiliates Nationwide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

	By:	/s/ Edward Lopez

Edward Lopez
Senior Vice President, General Counsel and Human Resources

Date: February 4, 2004

INDEX OF EXHIBITS

99.1	Press Release, dated as of February 2, 2004, entitled Terayon Broadcast Platform Powers FOX Broadcasting Company’s High Definition Distribution System at Affiliates Nationwide.